Exhibit 99.1

Dyadic Announces

Third Quarter 2024 Financial Results and Strategic Progress Across Key Markets

Highlights Revenue Milestones and Expands Alternative Protein & Pharmaceutical Partnerships with Dapibus™ & C1 Technology Platforms

Alternative Proteins

●	Demonstrated substantial revenue increase for Q3 2024, driven primarily by Dapibus™ license fees and milestone payments.
●	Received $1 million milestone payment for animal-free recombinant albumin products.
●	Received $425,000 success fees for achieving production targets in a dairy enzyme collaboration.
●	Expanded recombinant life science protein portfolio within six additional products in development for molecular biology and cell culture media applications.

Human Health

●

Co-developed a highly productive C1-produced ferritin nanoparticle Mpox (monkeypox) antigen with ViroVax LLC, achieving 4.5 g/L in 7 days; ViroVax is scheduled to begin preclinical studies for the Mpox vaccine beginning in Q4 2024.

●	Further advanced our collaborations with two top ten pharmaceutical companies and a leading biotech company, having successfully expressed an antibody targeting digestive health and antigens for HIV, HPV, RSV, and other respiratory viruses.
●	Submitted grant application with Fondazione Biotecnopolo di Siena to advance its work on vaccine antigens and monoclonal antibodies.

Corporate

●	Strong cash position of approximately $10 million in cash and investment-grade securities as of September 30, 2024.
●	Investor Conference call at 5:00 p.m. ET today.

JUPITER, FL / November 12, 2024 (GLOBE NEWSWIRE) Dyadic International, Inc. (“Dyadic”, “we”, “us”, “our”, or the “Company”) (NASDAQ: DYAI), a biotechnology company focused on the efficient large-scale manufacture of proteins for use in human and animal vaccines and therapeutics, as well as non- pharmaceutical applications including food, non-food and industrial applications, today announced its financial results for the third quarter of 2024 and highlighted recent Company progress.

“We believe our third quarter achievements underscore Dyadic’s commitment to leveraging our proprietary Dapibus™ and C1 microbial protein production platforms to drive immediate and sustained revenue through the commercialization of alternative proteins for high value applications, while positioning the company for substantial mid- and long-term growth in human and animal health markets,” said Mark Emalfarb, Dyadic’s Chief Executive Officer. “This dual-track strategy is driving near-term milestones and licensing revenue, while our biopharmaceutical pipeline is providing significant upside potential. As we work to advance our efforts across all segments, Dyadic remains committed to delivering sustained value for our investors and partners.”

Dyadic’s Chief Operating Officer, Joe Hazelton, added, “Our collaborations in alternative proteins and biopharmaceuticals highlight the flexibility of our platforms, allowing us to deliver consistent results across diverse applications—from recombinant human serum albumin and alpha-lactalbumin to animal and human health vaccines and therapeutics. These advancements provide immediate and sustained revenue, with a potential for substantial value creation and expansion in the future.”

Exhibit 99.1

Recent Company Progress

Alternative Proteins

Non-Food Applications

●

On June 28, 2024, the Company announced that it entered into a development and commercialization partnership with Proliant Health and Biologicals (“PHB”), a leading supplier of purified proteins for the diagnostic, nutrition and cell culture markets. Dyadic received an initial payment of $500,000 in July 2024, and a second payment of $500,000 for completing the transfer of a Production Strain in September 2024, and we expect to receive a final payment of $500,000 upon meeting a defined productivity threshold. Dyadic will also receive a share of profits received by PHB from the sale of animal-free recombinant albumin products produced using Dyadic’s platforms. A portion of the third payment will be allocated to the technology transfer and commercialization effort. The initial focus of the partnership is the commercialization of recombinant human serum albumin products, with the anticipated launch of the first product in the first half of 2025.

●	The Company has completed its development of DNASE-1, and a Certificate of Analysis has been issued for the product. Sampling efforts are ongoing. The Company is currently in discussions with various manufacturing organizations to produce a research grade DNASE-1 product with anticipation of taking pre-orders in the first quarter of 2025.
●

The Company has initiated development efforts to produce research grade DNA/RNA Polymerases, DNA Ligase, and RNase Inhibitor products. Cell lines have been developed with optimization and analysis ongoing. These enzymes are essential tools in molecular biology with unique functions in DNA and RNA manipulation.

●	The Company continues to develop recombinant transferrin for use in cell culture media for the alternative protein industry and a Certificate of Analysis has been issued for the product. Product sampling occurred in the third quarter, earlier than originally estimated.
●	The Company has made progress with its research grade recombinant bovine alpha-lactalbumin. A Certificate of Analysis has been issued for the product, and sampling is expected to begin in the late fourth quarter.

Food Applications

●	During the third quarter, the Company has received its first milestone of over $400,000 for achieving the target yield from the development and exclusive license agreement entered into in 2023 to commercialize certain non-animal derived dairy enzymes used in the production of food products using Dapibus™. This is in addition to the upfront payment of $600,000 received in October 2023. The development of a second enzyme is progressing.
●	The Company is sampling recombinant lactoferrin for several interested parties. The results of application testing for recombinant bovine transferrin for use in cell culture media for the cultured meat industry are expected in the fourth quarter.

Bio Industrial Products

●	Development of five enzymes is ongoing with potential for use in multiple industries, such as nutrition, biogas, biofuels and biorefining. Sampling has been initiated with interested parties.

Animal Health

●	The Company further expanded its collaboration with Phibro/Abic targeting vaccines for use in livestock animal diseases.
●	The Company’s C1-produced H5 A/2.3.3.4.b A/Astrakhan ferritin nanoparticle antigen is being evaluated in poultry and cattle trials by multiple partners.

Exhibit 99.1

Human Health

●	Co-developed a highly productive C1-produced ferritin nanoparticle Mpox (monkeypox) antigen with ViroVax LLC, achieving 4.5 g/L in 7 days. ViroVax is scheduled to begin preclinical studies for the Mpox vaccine beginning in Q4 2024.
●	The Company is advancing its human health collaborations with partnerships with two top ten pharmaceutical companies and a leading biotech, having successfully expressed antigens for HIV, HPV, RSV, and other respiratory viruses.
●	Third party collaborator(s) reported data demonstrating all three infectious disease monoclonal antibodies expressed from C1-cells showed similar neutralizing and binding activity when compared to monoclonal antibodies produced by Chinese Hamster Ovary (CHO) cells.
●	The Company submitted multiple applications for grant funding from a leading Non-Governmental Organization in collaboration with Fondazione Biotecnopolo di Siena and other partners for a variety of vaccine antigens and antibodies.
●	C1-produced H5 Clade 2.3.3.4.b A/Astrakhan recombinant ferritin nanoparticle sample provided to a prospective partner for development of potential H5 avian influenza ‘Bird Flu’ diagnostic kit.

Financial Highlights

Cash Position: As of September 30, 2024, cash, cash equivalents, and the carrying value of investment-grade securities, including accrued interest, were approximately $10.0 million compared to $7.3 million as of December 31, 2023.

Revenue: Revenue for the three months ended September 30, 2024, increased to approximately $1,958,000 compared to $397,000 for the same period one year ago. The increase is driven by the license revenue of $1.0 million from Proliant and a success fee of $425,000 from Inzyme.

Cost of Revenue: Cost of research and development revenue for the three months ended September 30, 2024, increased to approximately $396,000 compared to $106,000 for the same period a year ago. The increase in cost of research and development revenue was due to the increasing number of collaborations in 2024.

R&D Expenses: Research and development expenses for the three months ended September 30, 2024, decreased to approximately $460,000 compared to $716,000 for the same period a year ago. The decrease reflected the winding down of activities related to the Company’s Phase 1 clinical trial of DYAI-100 COVID-19 vaccine candidate as patient dosing was completed in February 2023 and a decrease in the amount of ongoing internal research projects.

G&A Expenses: General and administrative expenses for the three months ended September 30, 2024, increased by 1.2% to $1,298,000 compared to $1,282,000 for the same period a year ago. The increase reflected increases in business development and investor relations expenses of $52,000, and other increases of $24,000, offset by decreases in management incentives of $38,000, and accounting and legal expenses of $22,000.

Loss from Operations: Loss from operations for the three months ended September 30, 2024, decreased to $203,000 compared to $1,720,000 for the same period a year ago. The decrease in loss from operations was largely due to the license revenue of $1.0 million from the Proliant agreement and a success fee of $425,000 from the Inzyme agreement received in the third quarter of 2024.

Net Loss: Net loss for the three months ended September 30, 2024, was $203,000 compared to $1,614,000 for the same period a year ago.

Exhibit 99.1

Conference Call Information

Date: Tuesday, November 12, 2024

Time: 5:00 p.m. Eastern Time

Dial-in numbers: Toll Free: 1-877-407-0784 or 1-201-689-8560

Conference ID: 13743570

Webcast Link: https://viavid.webcasts.com/starthere.jsp?ei=1650834&tp_key=6f648c5876

An archive of the webcast will be available within 24 hours after completion of the live event and will be accessible on the Investor Relations section of the Company’s website at www.dyadic.com. To access the replay of the webcast, please follow the webcast link above.

About Dyadic International, Inc.

Dyadic International, Inc. is a biotechnology company focused on the efficient large-scale manufacture of proteins for use in human and animal vaccines and therapeutics, as well as non-pharmaceutical applications including food, nutrition, and wellness.

Dyadic’s gene expression and protein production platforms are based on the highly productive and scalable fungus Thermothelomyces heterothallica (formerly Myceliophthora thermophila). Our lead technology, C1-cell protein production platform, is based on an industrially proven microorganism (named C1), which is currently used to speed development, lower production costs, and improve performance of biologic vaccines and drugs at flexible commercial scales for the human and animal health markets. Dyadic has also developed the Dapibus™ filamentous fungal based microbial protein production platform to enable the rapid development and large-scale manufacture of low-cost proteins, metabolites, and other biologic products for use in non-pharmaceutical applications, such as food, nutrition, and wellness.

With a passion to enable our partners and collaborators to develop effective preventative and therapeutic treatments in both developed and emerging countries, Dyadic is building an active pipeline by advancing its proprietary microbial platform technologies, as well as other biologic vaccines, antibodies, and other biological products.

To learn more about Dyadic and our commitment to helping bring vaccines and other biologic products to market faster, in greater volumes and at lower cost, please visit http://www.dyadic.com.

Safe Harbor Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including those regarding Dyadic International’s expectations, intentions, strategies, and beliefs pertaining to future events or future financial performance, such as the success of our clinical trial and interest in our protein production platforms, our research projects and third-party collaborations, as well as the availability of necessary funding. Forward-looking statements generally can be identified by use of the words “expect,” “should,” “intend,” “anticipate,” “will,” “project,” “may,” “might,” “potential,” or “continue” and other similar terms or variations of them or similar terminology. Forward-looking statements involve many risks, uncertainties or other factors beyond Dyadic’s control. These factors include, but are not limited to, the following: (i) our history of net losses; (ii) market and regulatory acceptance of our microbial protein production platforms and other technologies; (iii) competition, including from alternative technologies; (iv) the results of nonclinical studies and clinical trials; (v) our capital needs; (vi) changes in global economic and financial conditions; (vii) our reliance on information technology; (viii) our dependence on third parties; (ix) government regulations and environmental, social and governance issues; and (x) intellectual property risks. For a more complete description of the risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in Dyadic’s annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, as such factors may be updated from time to time in Dyadic’s periodic filings with the SEC, which are accessible on the SEC’s website and at www.dyadic.com. All forward-looking statements speak only as of the date made, and except as required by applicable law, Dyadic assumes no obligation to publicly update any such forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in our expectations.

Contact:

Dyadic International, Inc.
Ping W. Rawson

Chief Financial Officer

Phone: (561) 743-8333

Email: ir@dyadic.com

Exhibit 99.1

DYADIC INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues:
Research and development revenue	$532,500	$352,942	$1,253,013	$2,079,918
License revenue	1,425,000	44,118	1,425,000	132,353
Total revenue	1,957,500	397,060	2,678,013	2,212,271

Costs and expenses:
Costs of research and development revenue	395,894	105,869	841,805	1,625,731
Research and development	460,241	716,351	1,498,593	2,444,469
General and administrative	1,297,984	1,282,361	4,694,334	4,164,970
Foreign currency exchange loss	5,995	12,600	14,044	38,143
Total costs and expenses	2,160,114	2,117,181	7,048,776	8,273,313

Loss from operations	(202,614)	(1,720,121)	(4,370,763)	(6,061,042)

Other income (expense):
Interest income	127,331	105,862	353,245	319,787
Gain on sale of Alphazyme	—	—	60,977	1,017,592
Interest expense	(88,833)	—	(199,106)	—
Interest expense - related party	(39,344)	—	(102,632)	—
Total other income (expense), net	(846)	105,862	112,484	1,337,379

Net loss	$(203,460)	$(1,614,259)	$(4,258,279)	$(4,723,663)

Basic and diluted net loss per common share	$(0.01)	$(0.06)	$(0.15)	$(0.16)

Basic and diluted weighted-average common shares outstanding	29,503,143	28,811,061	29,225,861	28,794,712

See Notes to Consolidated Financial Statements in Item 1 of Dyadic’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 12, 2024.

Exhibit 99.1

DYADIC INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30, 2024	December 31, 2023
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$5,921,614	$6,515,028
Short-term investment securities	4,000,832	748,290
Interest receivable	40,835	10,083
Accounts receivable	352,934	466,159
Prepaid expenses and other current assets	374,209	327,775
Total current assets	10,690,424	8,067,335

Non-current assets:
Operating lease right-of-use asset, net	104,914	141,439
Other assets	10,328	10,462
Total assets	$10,805,666	$8,219,236

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$561,797	$656,445
Accrued expenses	839,420	1,057,164
Deferred research and development obligations	514,483	490,113
Operating lease liability, current portion	53,476	48,059
Accrued interest	80,000	—
Accrued interest- related party	28,000	—
Total current liabilities	2,077,176	2,251,781

Non-current liabilities:
Convertible notes, net of issuance costs	3,902,435	—
Convertible notes, net of issuance costs - related party	1,365,852	—
Operating lease liability, net of current portion	48,091	88,870
Total liabilities	7,393,554	2,340,651

Commitments and contingencies (Note 5)

Stockholders’ equity:
Preferred stock, $.0001 par value:
Authorized shares - 5,000,000; none issued and outstanding	—	—
Common stock, $.001 par value:
Authorized shares - 100,000,000; issued shares - 41,842,873 and 41,064,563, outstanding shares - 29,589,371 and 28,811,061 as of September 30, 2024, and December 31, 2023, respectively	41,843	41,065
Additional paid-in capital	106,835,784	105,044,756
Treasury stock, shares held at cost - 12,253,502	(18,929,915)	(18,929,915)
Accumulated deficit	(84,535,600)	(80,277,321)
Total stockholders’ equity	3,412,112	5,878,585
Total liabilities and stockholders’ equity	$10,805,666	$8,219,236

See Notes to Consolidated Financial Statements in Item 1 of Dyadic’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 12, 2024.